Exhibit 99

Resideo Announces Second Quarter 2024 Financial Results

Second quarter net income of $30 million; Adjusted EBITDA of $175 million, above the high end of outlook range

Products and Solutions second quarter gross margin of 41.3%, fifth consecutive quarter of year-over-year improvement

Continued progress on business transformation with forthcoming new product introductions and completed acquisition of Snap One

Appoints new Chief Financial Officer, Mike Carlet, former Snap One CFO

SCOTTSDALE, Ariz., August 8, 2024 – Resideo Technologies, Inc. (NYSE: REZI), a leading global manufacturer and distributor of technology-driven products and solutions that provide home comfort and smart living, security, life safety and energy efficiency to consumers and businesses, today announced financial results for the second quarter ended June 29, 2024, which include 15 days of Snap One financial results following the close of the transaction on June 15, 2024.
Second Quarter 2024 Financial Highlights
•Net revenue of $1.59 billion, down 1% compared to $1.60 billion in the second quarter 2023
•Net income of $30 million compared to $50 million in the second quarter 2023
•Adjusted EBITDA(1) of $175 million compared to $155 million in the second quarter 2023
•Fully diluted EPS of $0.19 and $0.34 and Adjusted EPS(1) of $0.62 and $0.48 for the second quarter 2024 and second quarter 2023, respectively.
Management Remarks
“Our second quarter results demonstrated the substantial progress we have made in transforming the structural profitability profile of the business and in executing on value creating strategic transactions,” commented Jay Geldmacher, Resideo’s President and CEO. “Products and Solutions delivered gross margin and Adjusted EBITDA margin at the highest levels since first quarter 2022. The business accomplished these results in a market environment constrained by higher interest rates and low housing turnover. ADI continued to make progress in driving key strategic initiatives around e-commerce and exclusive brands sales and saw improved customer activity as the quarter progressed.”
“I want to welcome former Snap One CFO, Mike Carlet, as CFO of Resideo effective tomorrow. Mike brings extensive finance and industry experience and will be a real asset across the organization. I also want to thank Tony Trunzo, who will stay on until March of 2025 to ensure a successful transition. Tony has been a tremendous partner to me and instrumental in Resideo's transformation through his leadership in rebuilding our balance sheet, rationalizing our cost structure, and helping shape the strategic direction of the business.”

1
(1) This press release includes certain “non-GAAP financial measures” as defined under the Securities Exchange Act of 1934. Resideo management believes the use of such non-GAAP financial measure, specifically Adjusted EBITDA and Adjusted EPS, assists investors in understanding the ongoing operating performance of Resideo by presenting the financial results between periods on a more comparable basis. See reconciliations of U.S. GAAP results to adjusted results in the accompanying tables.

Products and Solutions Second Quarter 2024 Highlights
•Net revenue of $630 million, decreased 7% compared to the second quarter 2023
•Gross margin of 41.3%, up 300 basis points compared to the second quarter 2023
•Income from operations of $130 million compared to $115 million in the second quarter 2023
•Adjusted EBITDA of $156 million, 24.8% of revenue, compared to $137 million,      of revenue, in the second quarter 2023
Products and Solutions delivered net revenue of $630 million in the second quarter 2024, down 7% compared to second quarter 2023 and down 2% excluding the impact of the Genesis divestiture. First Alert safety products again delivered strong year-over-year sales growth, driven by continued expansion in the residential new construction channel. Air product revenue stabilized and orders improved compared to second quarter 2023, reflecting normalized channel inventories with key distributor customers and strength in new construction. Offsetting this growth was slower activity in the EMEA region, particularly in Energy products.
Gross margin for the quarter was 41.3%, compared to 38.3% in the second quarter 2023, reflecting improving material costs, lower direct labor spending and more favorable factory utilization. Selling, general and administrative expenses were down $8 million and research and development expenses remained down compared to 2023. Expense management was again strong in the quarter and helped drive operating profit for the quarter of $130 million or 20.6% of revenue, up from $115 million or 17% of revenue in second quarter 2023. Adjusted EBITDA grew 14% year-over-year in the second quarter 2024 to $156 million, with Adjusted EBITDA margin up 460 basis points to 24.8%.
ADI Global Distribution Second Quarter 2024 Highlights
•Net revenue of $959 million, increased 4% compared to the second quarter 2023
•Gross margin of 19.4%, up 20 basis points compared to the second quarter 2023
•Income from operations of $62 million compared to $71 million in the second quarter 2023
•Adjusted EBITDA of $77 million, 8.1% of revenue, compared to $79 million, 8.6% of revenue, in the second quarter 2023
•Exclusive brand sales up 18% compared to prior year second quarter, not including Snap One

ADI second quarter 2024 net revenue of $959 million increased $34 million compared to second quarter 2023, driven by the inclusion of $45 million of Snap One revenue following the transaction close on June 15, 2024. ADI had growth in several categories including Fire, Intrusion, Datacom and Professional Audio Visual. This was offset by year-over-year declines in Video Surveillance and Residential Audio Visual. For ADI, not including Snap One, the e-commerce channel grew 6% in second quarter 2024 compared to the prior year period. Exclusive brand sales, not including Snap One, grew by 18% compared to the second quarter 2023, with record sales levels achieved for the quarter.

Gross margin for the quarter was 19.4%, up 20 basis points compared to second quarter of 2023. The increase was driven by the inclusion of higher margin Snap One sales, largely offset by reduced inflationary pricing benefits and lower product line margin. ADI has experienced a reduction of average cost inventory benefits year-over-year, as supplier price increases have reduced in pace and scale in 2024. Selling, general and administrative expenses were $118 million in 2024, up $16 million compared to prior period including $12 million of Snap One expenses. Operating profit of $62 million for second quarter 2024 decreased 13% from $71 million in second quarter 2023. Adjusted EBITDA declined to $77 million in second quarter 2024 from $79 million in second quarter 2023.
Cash Flow and Liquidity
Net cash provided by operating activities was $92 million in second quarter 2024 compared to $121 million in the second quarter 2023. The decrease was primarily driven by Snap One transaction costs. At June 29, 2024, Resideo had cash and cash equivalents of $413 million and total outstanding debt of $1.99 billion.
Outlook
The following table summarizes the Company’s current third quarter 2024 and full year 2024 outlook.

($ in millions, except per share data)	Q3 2024	2024
Net revenue	$1,790 - $1,830	$6,680 - $6,760
Non-GAAP Adjusted EBITDA	$170 - $180	$655 - $695
Non-GAAP Adjusted Earnings per share	$0.49 - $0.59	$2.15 - $2.35
Full Year Cash Provided by Operating Activities		At least $375
Conference Call and Webcast Details
Resideo will hold a conference call with investors on August 8, 2024, at 5:00 p.m. ET. An audio webcast of the call will be accessible at https://investor.resideo.com, where related materials will be posted before the call. A replay of the webcast will be available following the presentation. To join the conference call, please dial 888-660-6357 (U.S. toll-free) or 1-929-201-6127 (international), with the conference title “Resideo Second Quarter 2024 Earnings” or the conference ID: 7301399.
About Resideo
Resideo is a leading global manufacturer and developer of technology-driven products and components that provide critical comfort, energy management, and safety and security solutions to over 150 million homes globally. Through our ADI Global Distribution business, we are also a leading wholesale distributor of professionally installed electronic security and life safety products for commercial and residential markets and serve a variety of adjacent product categories including audio visual, data communications, and smart home solutions. For more information about Resideo, please visit www.resideo.com.

Contacts:

Investors:	Media:
Jason Willey	Garrett Terry
Vice President, Investor Relations	Corporate Communications Manager
investorrelations@resideo.com	garrett.terry@resideo.com

Forward-Looking Statements
This release contains “forward-looking statements.” All statements, other than statements of fact, that address activities, events or developments that we or our management intend, expect, project, believe or anticipate will or may occur in the future are forward-looking statements. Although we believe forward-looking statements are based upon reasonable assumptions, such statements involve known and unknown risks and uncertainties, which may cause the actual results or performance of the Company to differ materially from such forward-looking statements. Such risks and uncertainties include, but are not limited to, (1) our ability to achieve our outlook regarding the third quarter 2024 and full year 2024, (2) our ability to recognize the expected savings from, and the timing and impact of, our existing and anticipated cost reduction actions, and our ability to optimize our portfolio and operational footprint (3), the amount of our obligations and nature of our contractual restrictions pursuant to, and disputes that have or may hereafter arise under the agreements we entered into with Honeywell in connection with our spin-off, (4) risks related to our recently completed acquisitions including our ability to achieve the targeted amount of annual cost synergies and successfully integrate the acquired operations (including successfully driving category growth in connected offerings), (5) the ability of Snap One and/or Resideo to drive increased customer value and financial returns and enhance strategic and operational capabilities, (6) the ability of Snap One and/or Resideo to achieve the targeted amount of synergies and the related valuation implications described in this press release, (7) the accretive nature of the transaction to Resideo's non-GAAP EPS in the first full year of ownership and the growth and margin profile of the combined businesses, (8) the ability to accelerate brand strategy as a result of the transaction, (9) the ability to integrate the Snap One business into Resideo and realize the anticipated strategic benefits of the transaction, including the anticipated operational and strategic benefits of the transaction, and (10) the other risks described under the headings “Risk Factors” and “Cautionary Statement Concerning Forward-Looking Statements” in our Annual Report on Form 10-K for the year ended December 31, 2023 and other periodic filings we make from time to time with the Securities and Exchange Commission. Forward-looking statements are not guarantees of future performance, and actual results, developments, and business decisions may differ from those envisaged by our forward-looking statements. Except as required by law, we undertake no obligation to update such statements to reflect events or circumstances arising after the date of this press release and we caution investors not to place undue reliance on any such forward looking statements.

Use of Non-GAAP Measures
This press release includes certain “non-GAAP financial measures” as defined under the Securities Exchange Act of 1934 and in accordance with Regulation G. Management believes the use of such non-GAAP financial measures assists investors in understanding the ongoing operating performance of the Company by presenting the financial results between periods on a more comparable basis. Such non-GAAP financial measures should not be construed as an alternative to reported results determined in accordance with U.S. GAAP.

We have included reconciliations of these non-GAAP financial measures to the most directly comparable financial measures calculated and provided in accordance with U.S. GAAP at the end of this release. A reconciliation of the forecasted range for Adjusted EBITDA and Adjusted Net Income per diluted common share for the third quarter of 2024 and for the fiscal period ending December 31, 2024 are not included in this release due to the number of variables in the projected range and because we are currently unable to quantify accurately certain amounts that would be required to be included in the U.S. GAAP measure or the individual adjustments for such reconciliation. In addition, we believe such reconciliation would imply a degree of precision that would be confusing or misleading to investors.

Table 1: SUMMARY OF FINANCIAL RESULTS (UNAUDITED)

	Q2 2024 (1)				YTD 2024 (1)
(in millions)	Products and Solutions	ADI Global Distribution	Corporate	Total Company	Products and Solutions	ADI Global Distribution	Corporate	Total Company
Net revenue	$630	$959	$—	$1,589	$1,250	$1,825	$—	$3,075
Cost of goods sold	370	773	(1)	1,142	745	1,483	—	2,228
Gross profit	260	186	1	447	505	342	—	847
Research and development expenses	21	—	—	21	46	—	—	46
Selling, general and administrative expenses	103	118	59	280	200	220	91	511
Intangible asset amortization	6	6	1	13	12	9	1	22
Restructuring, impairment and extinguishment costs, net	—	—	11	11	5	2	11	18
Income (loss) from operations	$130	$62	$(70)	$122	$242	$111	$(103)	$250

	Q2 2023 (1)				YTD 2023 (1)
(in millions)	Products and Solutions	ADI Global Distribution	Corporate	Total Company	Products and Solutions	ADI Global Distribution	Corporate	Total Company
Net revenue	$677	$925	$—	$1,602	$1,335	$1,816	$—	$3,151
Cost of goods sold	418	747	1	1,166	826	1,467	2	2,295
Gross profit (loss)	259	178	(1)	436	509	349	(2)	856
Research and development expenses	28	—	1	29	55	—	1	56
Selling, general and administrative expenses	111	102	30	242	221	207	58	486
Intangible asset amortization	5	3	1	10	11	6	2	19
Restructuring and impairment expenses	—	2	—	2	2	2	—	4
Income (loss) from operations	$115	$71	$(33)	$153	$220	$135	$(64)	$291

	Q2 2024 % change compared with prior period				YTD 2024 % change compared with prior period
	Products and Solutions	ADI Global Distribution	Corporate	Total Company	Products and Solutions	ADI Global Distribution	Corporate	Total Company
Net revenue	(7)%	4%	N/A	(1)%	(6)%	—%	N/A	(2)%
Cost of goods sold	(11)%	3%	N/A	(2)%	(10)%	1%	N/A	(3)%
Gross profit	—%	4%	N/A	3%	(1)%	(2)%	N/A	(1)%
Research and development expenses	(25)%	N/A	N/A	(28)%	(16)%	N/A	N/A	(18)%
Selling, general and administrative expenses	(7)%	16%	97%	16%	(10)%	6%	57%	5%
Intangible asset amortization	20%	100%	—%	30%	9%	50%	(50)%	16%
Restructuring, impairment and extinguishment costs, net	N/A	N/A	N/A	450%	150%	—%	N/A	350%
Income (loss) from operations	13%	(13)%	112%	(20)%	10%	(18)%	61%	(14)%
(1) On January 1, 2024, certain corporate functions were decentralized into the operating segments aligning with the business strategy. Functional expenses related to information technology, finance, tax, business development, and research and development are now recorded within the Products and Solutions and ADI Global Distribution segments. For the three and six months ended July 1, 2023, $13 million and $25 million of corporate expenses have been reclassified into the Products and Solutions while $8 million and $16 million of corporate expenses have been reclassified into the ADI Global Distribution segments, respectively, decreasing reported Income from Operations to conform to the current year presentation.

Table 2: CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)

	Three Months Ended		Six Months Ended
(in millions, except per share data)	June 29, 2024	July 1, 2023	June 29, 2024	July 1, 2023
Net revenue	$1,589	$1,602	$3,075	$3,151
Cost of goods sold	1,142	1,166	2,228	2,295
Gross profit	447	436	847	856
Operating expenses:
Research and development expenses	21	29	46	56
Selling, general and administrative expenses	280	242	511	486
Intangible asset amortization	13	10	22	19
Restructuring, impairment and extinguishment costs, net	11	2	18	4
Total operating expenses	325	283	597	565
Income from operations	122	153	250	291
Reimbursement Agreement expense (1)	47	44	90	85
Other expense (income), net	1	(2)	—	(3)
Interest expense, net	15	17	28	34
Income before taxes	59	94	132	175
Provision for income taxes	29	44	59	68
Net income	$30	$50	$73	$107

Earnings per common share:
Basic	$0.19	$0.34	$0.49	$0.73
Diluted	$0.19	$0.34	$0.48	$0.72

Weighted average common shares outstanding:
Basic	146	147	146	147
Diluted	149	149	148	149
(1) Represents the expense incurred pursuant to the Reimbursement Agreement, which has an annual cash payment cap of $140 million. The following table summarizes information concerning the Reimbursement Agreement:

	Three Months Ended		Six Months Ended
(in millions)	June 29, 2024	July 1, 2023	June 29, 2024	July 1, 2023
Accrual for Reimbursement Agreement liabilities deemed probable and reasonably estimable	$47	$44	$90	$85
Cash payments made to Honeywell	(35)	(35)	(70)	(70)
Accrual increase, non-cash component in period	$12	$9	$20	$15

Table 3: CONSOLIDATED BALANCE SHEETS (UNAUDITED)

(in millions, except par value)	June 29, 2024	December 31, 2023
ASSETS
Current assets:
Cash and cash equivalents	$413	$636
Accounts receivable, net	1,071	973
Inventories, net	1,188	941
Other current assets	212	193
Total current assets	2,884	2,743

Property, plant and equipment, net	424	390
Goodwill	3,079	2,705
Intangible assets, net	1,218	461
Other assets	379	346
Total assets	$7,984	$6,645

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$980	$905
Current portion of long-term debt	12	12
Accrued liabilities	602	608
Total current liabilities	1,594	1,525

Long-term debt	1,979	1,396
Obligations payable under Indemnification Agreements	625	609
Other liabilities	492	366
Total liabilities	4,690	3,896

Stockholders’ equity
Preferred stock, $0.001 par value: 100 shares authorized, 0.5 shares issued and outstanding at June 29, 2024 and no shares issued and outstanding at December 31, 2023, respectively	482	—
Common stock, $0.001 par value: 700 shares authorized, 152 and 146 shares issued and outstanding at June 29, 2024, respectively, and 151 and 145 shares issued and outstanding at December 31, 2023, respectively	—	—
Additional paid-in capital	2,276	2,226
Retained earnings	881	810
Accumulated other comprehensive loss, net	(242)	(194)
Treasury stock at cost	(103)	(93)
Total stockholders’ equity	3,294	2,749
Total liabilities and stockholders’ equity	$7,984	$6,645

Table 4: CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)

	Three Months Ended		Six Months Ended
(in millions)	June 29, 2024	July 1, 2023	June 29, 2024	July 1, 2023
Cash Flows From Operating Activities:
Net income	$30	$50	$73	$107
Adjustments to reconcile net income to net cash in operating activities:
Depreciation and amortization	28	25	52	49
Stock-based compensation expense	15	13	29	25
Other, net	7	4	17	6
Changes in assets and liabilities, net of acquired companies:
Accounts receivable, net	(91)	(58)	(57)	(35)
Inventories, net	(11)	12	(4)	(15)
Other current assets	6	11	9	3
Accounts payable	75	56	31	44
Accrued liabilities	11	(8)	(78)	(94)
Other liabilities	22	16	22	27
Net cash provided by operating activities	92	121	94	117
Cash Flows From Investing Activities:
Acquisitions, net of cash acquired	(1,334)	—	(1,334)	(6)
Capital expenditures	(15)	(29)	(36)	(49)
Other investing activities, net	7	—	6	—
Net cash used in investing activities	(1,342)	(29)	(1,364)	(55)
Cash Flows From Financing Activities:
Proceeds from issuance of incremental term loans under the A&R Term B Facility, net	582	—	582	—
Proceeds from issuance of preferred stock, net of issuance costs	482	—	482	—
Repayments of long-term debt	(3)	(3)	(6)	(6)
Other financing activities, net	(1)	(6)	(6)	(12)
Net cash provided by (used in) financing activities	1,060	(9)	1,052	(18)
Effect of foreign exchange rate changes on cash, cash equivalents and restricted cash	—	4	(5)	10
Net (decrease) increase in cash, cash equivalents and restricted cash	(190)	87	(223)	54
Cash, cash equivalents and restricted cash at beginning of period	604	296	637	329
Cash, cash equivalents and restricted cash at end of period	$414	$383	$414	$383

NON-GAAP FINANCIAL MEASURES AND RECONCILIATIONS
ADJUSTED NET INCOME PER DILUTED COMMON SHARE AND
NET INCOME COMPARISON
(Unaudited)

RESIDEO TECHNOLOGIES, INC.

	Three Months Ended		Six Months Ended
(in millions, except per share data)	June 29, 2024	July 1, 2023	June 29, 2024	July 1, 2023
GAAP Net income	$30	$50	$73	$107
Less: preferred stock dividends	2	—	2	—
GAAP Net income available to common stockholders	28	50	71	107
Acquisition and integration costs	34	—	34	—
Stock-based compensation expense	15	13	29	25
Intangible asset amortization	13	10	22	19
Reimbursement Agreement accrual increase, non-cash component (1)	12	9	20	15
Other (2)	12	(3)	17	(5)
Tax effect of applicable non-GAAP adjustments (3)	(22)	(7)	(31)	(14)
Non-GAAP Adjusted net income available to common stockholders	$92	$72	$162	$147

	Three Months Ended		Six Months Ended
	June 29, 2024	July 1, 2023	June 29, 2024	July 1, 2023
GAAP Net income per diluted common share	$0.19	$0.34	$0.48	$0.72
Acquisition and integration costs	0.23	—	0.23	—
Stock-based compensation expense	0.10	0.09	0.20	0.17
Intangible asset amortization	0.09	0.06	0.15	0.13
Reimbursement Agreement accrual increase, non-cash component (1)	0.08	0.06	0.14	0.10
Other (2)	0.08	(0.02)	0.11	(0.03)
Tax effect of applicable non-GAAP adjustments (3)	(0.15)	(0.05)	(0.22)	(0.10)
Non-GAAP Adjusted net income per diluted common share	$0.62	$0.48	$1.09	$0.99

(1)Refer to the Unaudited Consolidated Statements of Operations herein.

(2)Other includes restructuring expenses, impairment charges, extinguishment costs, loss on sale of assets, Tax Matters Agreement gain, foreign exchange transaction loss (income), and litigation settlements.

(3)We calculated the tax effect of non-GAAP adjustments by applying a flat statutory tax rate of 25% for the three months ended June 29, 2024 and July 1, 2023.

NON-GAAP FINANCIAL MEASURES AND RECONCILIATIONS
(Unaudited)

RESIDEO TECHNOLOGIES, INC.

	Three Months Ended		Six Months Ended
(in millions)	June 29, 2024	July 1, 2023	June 29, 2024	July 1, 2023
Net revenue	$1,589	$1,602	$3,075	$3,151

GAAP Net income	$30	$50	$73	$107
GAAP Net income as a % of net revenue	1.9%	3.1%	2.4%	3.4%
Provision for income taxes	29	44	59	68
GAAP Income before taxes	59	94	132	175
Acquisition and integration costs	34	—	34	—
Depreciation and amortization	28	25	52	49
Stock-based compensation expense	15	13	29	25
Interest expense, net	15	17	28	34
Reimbursement Agreement accrual increase, non-cash component (1)	12	9	20	15
Other (2)	12	(3)	17	(5)
Non-GAAP Adjusted EBITDA	$175	$155	$312	$293
Non-GAAP Adjusted EBITDA as a % of net revenue	11.0%	9.7%	10.1%	9.3%

(1)Refer to the Unaudited Consolidated Statements of Operations herein.

(2)Other includes restructuring expenses, impairment charges, extinguishment costs, loss on sale of assets, Tax Matters Agreement gain, foreign exchange transaction loss (income), and litigation settlements.

NON-GAAP FINANCIAL MEASURES AND RECONCILIATIONS
(Unaudited)

PRODUCTS AND SOLUTIONS SEGMENT

	Three Months Ended		Six Months Ended
(in millions)	June 29, 2024	July 1, 2023	June 29, 2024	July 1, 2023
Net revenue	$630	$677	$1,250	$1,335

GAAP Income from operations	$130	$115	$242	$220
GAAP Income from operations as a % of net revenue	20.6%	17.0%	19.4%	16.5%
Stock-based compensation expense	4	5	10	9
Other (1)	4	—	9	2
Non-GAAP Adjusted Income from Operations	$138	$120	$261	$231

Depreciation and amortization	18	17	35	34
Non-GAAP Adjusted EBITDA	$156	$137	$296	$265
Non-GAAP Adjusted EBITDA as a % of net revenue	24.8%	20.2%	23.7%	19.9%

(1) Other includes restructuring expenses and litigation settlements.

ADI GLOBAL DISTRIBUTION SEGMENT

	Three Months Ended		Six Months Ended
(in millions)	June 29, 2024	July 1, 2023	June 29, 2024	July 1, 2023
Net revenue	$959	$925	$1,825	$1,816

GAAP Income from operations	$62	$71	$111	$135
GAAP Income from operations as a % of net revenue	6.5%	7.7%	6.1%	7.4%
Stock-based compensation expense	3	1	5	3
Acquisition and integration costs	4	—	4	—
Other (1)	—	2	2	2
Non-GAAP Adjusted Income from Operations	$69	$74	$122	$140

Depreciation and amortization	8	5	13	9
Non-GAAP Adjusted EBITDA	$77	$79	$135	$149
Non-GAAP Adjusted EBITDA as a % of net revenue	8.0%	8.5%	7.4%	8.2%

(1) Other includes restructuring expenses.